Grant Thornton

April 2, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Grant Thornton LLP
101 California Street, Suite 2700
San Francisco, CA 94111-5424

T 415.986.3900
F 415.986.3916
www.GrantThornton.com

Re: iPass Inc.
File No. 000-50327

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of iPass Inc. dated April 2, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP